UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

48401 FREMONT BOULEVARD	94538
FREMONT, CA	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 9, 2006, ESS Technology, Inc. (“ESS”) issued a press release regarding its revised fourth quarter 2005 earnings estimate. A copy of this press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02 of this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 2.02 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.06 Material Impairments.
Following its annual impairment review, on January 6, 2006 the management of ESS concluded that the Company will incur a non-cash, impairment charge of approximately $43.0 million, or $1.08 per diluted share, in the fourth quarter of 2005 to write off goodwill and intangible assets. The amount of this charge is a preliminary estimate based on management assumptions and a valuation conducted by an independent third party and remains subject to further analysis.
In accordance with generally accepted accounting principles, ESS accounted for its acquisitions of Pictos Technologies, Inc. and Divio, Inc. using the purchase method of accounting. Under the purchase method of accounting, ESS allocated the cost of the individual assets acquired and liabilities assumed, including various identifiable intangible assets and in-process research and development, based on their respective fair values at the date of the completion of the business combinations. Any excess of the purchase price over those fair market values was accounted for as goodwill. Goodwill is not required to be amortized against income but is subject to periodic reviews for impairment in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.
The recent decline in ESS’s stock price led to a revised fair market valuation and a second step analysis was conducted by an independent third party to determine the amount of the impairment loss. That analysis has been completed and indicates the value of the goodwill on ESS’s balance sheet should be written off. This goodwill came from the acquisitions of Pictos Technologies, Inc., which was completed on June 9, 2003, and Divio, Inc., which was completed on August 15, 2003. Additionally, the Company’s preliminary review of other assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” indicates that the remaining $1.0 million of other intangible assets associated with the acquisition of Divio, Inc. should also be written off.

Forward-Looking Statements
Certain statements in this report constitute forward-looking statements within the meaning of the Federal securities laws. Examples of forward-looking statements include statements regarding the impact of the impairment charges to the Company’s business. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning ESS operations and business environment, which are difficult to predict and may be beyond the control of ESS. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, include, but are not limited to, the potential impact of the impairment charges to the Company’s financial conditions. In addition, this report contains time-sensitive information that reflects management’s best analysis as of the date of this report. ESS does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date hereof.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release dated January 9, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESS TECHNOLOGY, INC.
Date: January 10, 2006
	By:	/s/ James B. Boyd
James B. Boyd
Senior Vice President and Chief Finance Officer

EXHIBIT INDEX
99.1 Press Release dated January 9, 2006.